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Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Owl Rock Capital Corporation II:

        We consent to the use of our reports with respect to the consolidated financial statements and the senior securities table included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" on Form N-2.

/s/ KPMG LLP
New York, New York
April 18, 2018

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  Exhibit (n)(1)
Consent of Independent Registered Public Accounting Firm